Exhibit 10.1

$783,000,000

CREDIT AGREEMENT

AND GUARANTEE

by and among

PLUM CREEK VENTURES I, LLC,

as Borrower

PLUM CREEK TIMBER COMPANY, INC.

as Guarantor

and

SOUTHERN DIVERSIFIED TIMBER, LLC

as Lender

Dated as of October 1, 2008

6.05	Acquisitions	12
6.06	Contracts	12
6.07	Use of Proceeds	12
6.08	ERISA	12
6.09	Dividends	12

ARTICLE VII. EVENTS OF DEFAULT AND REMEDIES		12
7.01	Events of Default	12
7.02	Remedies Upon Event of Default	14
7.03	Application of Funds	14
7.04	Nonrecourse Obligation of the Borrower	14

ARTICLE VIII. GUARANTEE		15
8.01	The Guarantee	15
8.02	Obligations Unconditional	15
8.03	Reinstatement	16
8.04	Subrogation; Subordination	16
8.05	Representations and Warranties	16
8.06	Remedies	17
8.07	Instrument for the Payment of Money	17
8.08	Continuing Guarantee	18
8.09	General Limitation on Guarantee Obligations	18

ARTICLE IX. MISCELLANEOUS		18
9.01	Amendments, Etc.	18
9.02	Notices; Effectiveness; Electronic Communication.	18
9.03	No Waiver; Cumulative Remedies	18
9.04	Successors and Assigns	18
9.05	Treatment of Certain Information; Confidentiality	19
9.06	Counterparts; Integration; Effectiveness	20
9.07	Severability	20
9.08	Governing Law; Jurisdiction; Etc.	20
9.09	Waiver of Jury Trial	21

EXHIBITS

Exhibit A	Form of Note

CREDIT AGREEMENT AND GUARANTEE

This CREDIT AGREEMENT AND GUARANTEE (this “Agreement”) is entered into as of October 1, 2008, by and among PLUM CREEK VENTURES I, LLC, a Delaware limited liability company (the “Borrower”), PLUM CREEK TIMBER COMPANY, INC., a Delaware corporation (the “Guarantor”) and Southern Diversified Timber, LLC (the “Lender”).

The Borrower has requested that the Lender provide a loan, provided that the Borrower’s liability in respect thereof is limited to its interests in certain collateral pledged to the Lender pursuant to the Pledge Agreement (as defined below), and the Lender is willing to do so on the terms and conditions set forth herein.

The Lender has requested that the Guarantor provide a guarantee of Borrower’s obligations under this Agreement and Guarantor is willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate Credit Agreement” shall mean the Credit Agreement dated as of June 29, 2006, among Plum Creek Timberlands, L.P., each lender from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, and any revolving credit facility that replaces or refunds such Credit Agreement.

“Agreement” means this Credit Agreement and Guarantee.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.).

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Closing Date” means the first date all the conditions precedent in Article III are satisfied or waived.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” has the meaning specified in Section 7.01.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Obligations” has the meaning specified in Section 8.01.

“Guarantee” means the guarantee issued pursuant to Article VIII by the Guarantor.

“Guarantor” means Plum Creek Timber Company, Inc., a Delaware corporation, in its capacity as guarantor of the Loan, and/or its capacity as the sole member of the Borrower, as the context requires.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d) all capital leases; and

(e) all guarantees in respect of any of the foregoing.

“Information” has the meaning specified in Section 9.05.

“Interest Payment Date” means each November 15, February 15, May 15 or August 15, as applicable, following the last date interest was paid, or, in the case of the first Interest Payment Date, following the Closing Date; provided that if any Interest Payment Date shall occur on a day other than a Business Day then such Interest Payment Date shall be deemed to occur on the next following Business Day; and provided further that the Interest Payment Date scheduled for February 17, 2009 shall instead occur on March 10, 2009.

“Interest Rate” means a rate of interest equal to 7.375% per annum.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever but not including the interest of a lessor under an operating lease.

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Note, the Pledge Agreement and all other documents delivered to the Lender in connection herewith or therewith.

“Maturity Date” means October 1, 2018, or such later date as may be extended by the Borrower pursuant to Section 2.02; provided, however, that if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

“Note” means the promissory note made by the Borrower in favor of the Lender evidencing the Loan, substantially in the form of Exhibit A.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA).

“Pledge Agreement” means the Pledge Agreement entered into by Borrower and Lender as of the date hereof.

“Pledged Interest” has the meaning specified in the Pledge Agreement.

“Preferred Partnership Interests” means the preferred partnership interests in Plum Creek Timberlands, L.P., a Delaware limited partnership, held by Borrower and included in the collateral subject to the Pledge Agreement.

“Reserve Account” has the meaning specified in Section 5.08.

“Responsible Officer” means, with respect to the Borrower or the Guarantor, the chief executive officer, the president or any vice president, or any other officer thereof having substantially the same authority and responsibility.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(b) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

ARTICLE II.

TERMS OF THE LOANS

2.01 Loans. Subject to the terms and conditions set forth herein, on the Closing Date, the Lender agrees to make a loan (the “Loan”) to the Borrower in a single drawdown in an amount equal to $783,000,000. The Loan shall be evidenced by the Note.

2.02 Repayment of the Loan. The Borrower shall repay to the Lender on the Maturity Date the aggregate principal amount of the Loan outstanding on such date, together with accrued interest; provided that, so long as no Default or Event of Default has occurred and is continuing, the Borrower shall be permitted to extend the initial Maturity Date for a period of two (2) years by providing written notice of such election to extend the Maturity Date to the Lender at any time within one year prior to the initial Maturity Date. The Borrower shall not be entitled to repay, and Lender shall not be required to accept any repayment of, the principal amount of the Loan prior to the Maturity Date.

2.03 Interest.

(a) Subject to clause (b) below, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Interest Rate. Interest on the Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods) (a “Defaulted Payment”), whether at stated maturity, by acceleration or otherwise, then the outstanding principal amount of the Loan shall thereafter, until such Defaulted Payment is paid in full, bear interest at an interest rate equal to the Interest Rate plus two percent (2%) to the fullest extent permitted by applicable Laws.

2.04 Computation of Interest All computations of interest for the Loan shall be made on the basis of a year of 360 days consisting of twelve 30 day months. Interest shall accrue on the Loan for the day on which it is made, and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

2.05 Payments Generally. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender, by wire transfer to the bank account specified by Lender, in immediately available funds not later than 2:00 p.m. Seattle time on the date specified herein. All payments received by the Lender after 2:00 p.m. Seattle time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall not be reflected in computing interest or fees, as the case may be.

ARTICLE III.

CONDITIONS PRECEDENT

(a) The obligation of the Lender to make the Loan hereunder on the Closing Date is subject to the Lender’s receipt of the following, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:

(i) Loan Documents

(A) Agreement. Executed counterparts of this Agreement;

(B) Note. The Note executed by the Borrower in favor of the Lender;

(ii) Resolutions; Incumbency.

(A) Resolutions. Copies of the written consent of the Guarantor, approving and authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is a party to be delivered hereunder, and evidence of the authority of the Guarantor to enter into, deliver and perform the Guarantee;

(B) Incumbency. A certificate of the Secretary or Assistant Secretary of the Guarantor certifying the names and true signatures of the duly authorized officers of the Guarantor, in its individual capacity and as the sole member of the Borrower, authorized to execute, deliver and perform, as applicable, this Agreement and the other Loan Documents;

(iii) Organizational Documents and Good Standing. Each of the following documents:

(A) The certificate of formation of the Borrower and the certificate of incorporation of the Guarantor, certified by the Secretary of State or similar, applicable Governmental Authority of the state of formation or incorporation, as the case may be, of such Persons, and by the Secretary or Assistant Secretary of the Guarantor, and a certificate of the Secretary or Assistant Secretary of the Guarantor attaching copies of the organization documents of each of the Borrower and the Guarantor and certifying that such organization documents are true, correct, and complete as of the Closing Date; and

(B) A good standing certificate for the Borrower and the Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation, as the case may be;

(iv) Legal Opinions. A favorable opinion of José Quintana, Assistant General Counsel of the Guarantor, acting as counsel to the Borrower, regarding the matters set forth in Sections 4.01(a)(i), 4.01(a)(ii), 4.01(b), 4.02, 4.03, 4.05 and 4.14;

(v) Certificates. A certificate of a Responsible Officer of the Borrower and the Guarantor certifying that:

(A) The representations and warranties of the Borrower and the Guarantor contained in Article IV and Article VIII, respectively, or any other Loan Document, are true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(B) No Default exists, or would result from the borrowing of the Loan or from the application of the proceeds thereof;

(vi) Pledge Agreement. An executed counterpart of the Pledge Agreement and evidence that all financing statements contemplated thereunder shall have been delivered for filing in the applicable jurisdiction(s).

(vii) Partnership Agreement. A true and correct copy of the partnership agreement of Plum Creek Timberlands, L.P., which shall include terms reasonably satisfactory to the Lender regarding Lender’s eligibility to be a limited partner of Plum Creek Timberlands, L.P.

(viii) Other Documents and Materials. Such other assurances, certificates, documents, approvals, consents, materials or opinions as the Lender reasonably may require.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

4.01 Existence, Qualification and Power; Compliance with Laws.

(a) The Borrower:

(i) is a limited liability company duly formed, validly existing and in good standing under the Laws of Delaware;

(ii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership of properties or the conduct of its business requires such qualification or license; and

(iii) is and will engage solely in the business of owning the Preferred Partnership Interests.

(b) The Borrower has full power and authority and the legal right to own the Preferred Partnership Interests, to perform this Agreement and any other Loan Document and to take all actions necessary to complete the transactions contemplated by this Agreement and any such other Loan Document. The Borrower has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement and any other Loan Document, and to authorize the execution, delivery and performance of this Agreement and any other Loan Document.

4.02 Authorization; No Contravention. The execution, delivery, and performance of this Agreement and the other Loan Documents will not violate any Law applicable to, or any contractual obligation of, the Borrower. The execution, delivery, and performance of this Agreement and the other Loan Documents will not result in, or require the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Law or contractual obligation, except for the Liens created or permitted by the Pledge Agreement.

4.03 Governmental Authorization; Other Consents. No consents or approvals are required to be obtained by the Borrower from any Governmental Authority or other Person in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the taking of any action by the Borrower contemplated hereby or thereby.

4.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

4.05 Litigation. No litigation or proceeding of or before any arbitrator or Governmental Authority is pending, and no such litigation or proceeding is, to the knowledge of the Borrower, threatened and no investigation by any Governmental Authority is, to the knowledge of the Borrower, pending or threatened, against or in a manner affecting the Borrower, or against or in a manner affecting any of its properties, rights, revenues or assets.

4.06 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document or would result from the incurring of the Loan by the Borrower.

4.07 ERISA. The Borrower does not maintain and is not a party to or obligated under any Plan.

4.08 Use of Proceeds. The proceeds of the Loan are intended to be and shall be used solely for the purposes set forth in and permitted by Section 5.07.

4.09 Indebtedness. The Borrower has no Indebtedness and is not subject to any contractual obligations except with respect to its organizational documents, the Preferred Partnership Interests, this Agreement, the Pledge Agreement and the other Loan Documents.

4.10 Ownership of Property; Liens. The Borrower owns no real or personal property except the Preferred Partnership Interests. The Preferred Partnership Interests are not subject to any Liens other than the Lien created pursuant to the Pledge Agreement.

4.11 Taxes. The Borrower has filed all Federal, state and other material tax returns and reports required to be filed, and has paid all Federal, material state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable.

4.12 No Business Conducted. The Borrower has not conducted any business or acquired any property other than the acquisition and ownership of the Preferred Partnership Interests and the rights related thereto.

4.13 Subsidiaries; Equity Interests. The Borrower has no Subsidiaries and has no equity investments in any other corporation or entity other than Plum Creek Timberlands, L.P., which is a disregarded entity for federal income tax purposes.

4.14 Guarantorship Interest. The sole member of the Borrower is the Guarantor, which as of the Closing Date will own 100% of the limited liability company membership interests in the Borrower.

ARTICLE V.

AFFIRMATIVE COVENANTS

So long as the Loan shall remain unpaid or unsatisfied, the Borrower and the Guarantor shall:

5.01 Notices. Promptly notify the Lender:

(a) of the occurrence of any Default, or (ii) of the occurrence or existence of any event or circumstance that foreseeably will become a Default; and

(b) of the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower or Guarantor; provided that the requirements of this subsection (b) shall be satisfied by the filing of any such information with the Securities and Exchange Commission in the Guarantor’s Form 10-Q or 10-K, as the case may be.

5.02 Preservation of Existence Except as permitted by Section 6.03:

(a) preserve and maintain in full force and effect its corporate or limited liability company existence (as the case may be) and good standing under the Laws of its state or jurisdiction of formation, organization or incorporation; and

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business.

5.03 Payment of the Loan and other Obligations. Pay and discharge as the same shall become due and payable, all obligations and liabilities in the case of the Borrower or all material obligations and liabilities in the case of the Guarantor, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; and

(b) all Indebtedness (or, in the case of Guarantor, material Indebtedness), as and when due and payable.

5.04 Compliance with Laws. Comply in all material respects with all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) any such Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a material adverse effect on the ability of the Borrower or Guarantor to perform its obligations under the Loan Documents or on the value of the Lender’s interest in the Preferred Partnership Interests under the Pledge Agreement.

5.05 Books and Records. Maintain proper books of record and account, in which full, true and correct entries shall be made of all material financial transactions and matters involving the assets and business of the Borrower or the Guarantor (as the case may be).

5.06 Inspection Rights. Permit representatives and independent contractors of the Lender to examine its corporate, financial and operating records, and, subject to Section 9.05, make copies thereof or abstracts therefrom, at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

5.07 Use of Proceeds. In the case of Borrower, use the proceeds of the Loan to make a capital contribution to Plum Creek Timberlands, L.P. in exchange for Preferred Partnership Interests.

5.08 Reserve Account. In the case of Borrower, deposit all cash received by the Borrower and not applied towards payments on the Loan into an account (the “Reserve Account”) until such time as the amounts on deposit in the Reserve Account shall equal the interest payments due on the Loan for the next two Interest Payment Dates; provided that if at any time amounts on deposit in the Reserve Account shall subsequently be less than the interest payments due on the next two Interest Payment Dates, the obligation to deposit amounts to the Reserve Account shall resume until such required amounts in the Reserve Account are again established. Notwithstanding the foregoing in this Section 5.08, the Borrower shall not be required to fund the Reserve Account other than out of and to the extent of excess cash flow received on the Preferred Partnership Interests.

5.09 Financial Statements. Deliver to Lender:

(a) In the case of the Borrower, as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower as at the end of such year and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;

(b) In the case of the Guarantor:

(i) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Guarantor as at the end of such year and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by the opinion of a nationally-recognized independent public accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable securities laws;

(ii) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Guarantor and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of income and statement of cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by the chief executive officer, chief financial officer, treasurer or controller of the Guarantor as being complete and correct and fairly presenting, in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Guarantor and its subsidiaries;

provided that the requirements of this subsection (b) shall be satisfied by the filing of such information with the Securities and Exchange Commission in the Guarantor’s Form 10-Q or 10-K, as the case may be.

ARTICLE VI.

NEGATIVE COVENANTS

So long as the Loan shall remain unpaid or unsatisfied, the Borrower shall not directly or indirectly:

6.01 Incurrence of Indebtedness. Incur any Indebtedness other than the Loan.

6.02 Liens. Make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following:

(a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty; and

(b) the Lien created pursuant to the Pledge Agreement.

6.03 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with the Guarantor; provided that the Guarantor assumes the obligations of Borrower under this Agreement and confirms that it holds the Preferred Partnership Interests subject to the security interest granted pursuant to the Pledge Agreement.

6.04 Dispositions of Preferred Partnership Interests. Make any Disposition of the Preferred Partnership Interests or enter into any agreement to make any Disposition of the Preferred Partnership Interests, except in connection with a transaction permitted under Section 6.03.

6.05 Acquisitions. Acquire any assets or property, other than additional Preferred Partnership Interests or any property or assets received by the Borrower as a distribution on the Preferred Partnership Interests.

6.06 Contracts. Directly or indirectly enter into any contracts or other agreements, with any Person, other than this Agreement, the acquisition of the Preferred Partnership Interests and as reasonably related to the ownership of the Preferred Partnership Interests, including the exercise of any rights thereunder.

6.07 Use of Proceeds. Use the proceeds of the Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

6.08 ERISA. Enter into or become a party to any Plan.

6.09 Dividends. Declare or make, directly or indirectly, any dividend or distribution (whether in cash or other property) with respect to any membership interest, purchase, redeem, retire, acquire, cancel or terminate any such membership interest (for cash or other property), or incur any obligation (contingent or otherwise) to do so; provided that the Borrower may make cash distributions with respect to any membership interest so long as at the time of such distribution: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) all amounts required to be deposited in the Reserve Account pursuant to Section 5.08 shall have been funded in full.

ARTICLE VII.

EVENTS OF DEFAULT AND REMEDIES

7.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any principal of the Loan, or (ii) interest on the Loan on two consecutive Interest Payment Dates.

(b) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or the Guarantor herein or in any other Loan Document or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(c) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 5.02 or Article VI; or

(d) Other Defaults. The Borrower or the Guarantor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (c)) contained in any Loan Document on its part to be performed or observed and such failure continues for 20 days after the earlier of (i) the date upon which a Responsible Officer knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Lender; or

(e) Insolvency Proceedings, Etc. The Borrower or the Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or in connection with any insolvency proceeding applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(f) Inability to Pay Debts; Attachment. (i) The Borrower or the Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(g) Impairment of Certain Documents. Any of the Loan Documents shall terminate, cease to be in full force and effect, or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the Borrower, or any Person acting for or on behalf of the Borrower contests in any manner the validity, binding effect or enforceability of any of the Loan Documents, or the Borrower denies that it has any or further liability or obligation under any Loan Document, or the Borrower purports to revoke, terminate or rescind any Loan Document; or

(h) Cross Acceleration. An “Event of Default” under and as defined in the Affiliate Credit Agreement shall have occurred and be continuing and the holders of the Indebtedness thereunder shall have declared such Indebtedness to be immediately due and payable.

(i) Cross Default and Foreclosure. An “Event of Default” under and as defined in any document governing indebtedness secured by preferred partnership interests in Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), of a series other than that of the Preferred Partnership Interests, shall have occurred and be continuing and the holder of such indebtedness shall have commenced foreclosure proceedings with respect to such other preferred partnership interests in Plum Creek Timberlands, L.P. in accordance with the terms of the documents governing such other indebtedness.

(j) Material Breach of Other Preferred Interests. In the case of any preferred limited partnership interests not described in and subject to the terms of Section 7.01(i), a material breach by the Partnership of its obligations with respect to such preferred limited partnership interest as specified in the documents governing the terms thereof.

(k) Amendment of Partnership Agreement. The partnership agreement of Plum Creek Timberlands, L.P. shall have been amended in violation of Section 3.10 of the Pledge Agreement or shall have been amended such that the representation set forth in Section 3.10 of the Pledge Agreement is no longer true in all material respects.

7.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:

(a) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b) exercise all rights and remedies available to it under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Lender; and provided; further; that notwithstanding the foregoing, other than in the case of an Event of Default under Section 7.01(a)(ii), the Lender shall not complete the foreclosure of any property pledged under the Pledge Agreement prior to the date that is six months from the date the Lender first gave notice of such Event of Default to Borrower.

7.03 Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loan has automatically become immediately due and payable as set forth in the proviso to Section 7.02), any amounts received on account of the Loan shall be applied by the Lender in the following order:

First, to payment of that portion of the Loan constituting unpaid principal of the Loan;

Second, to payment of that portion of the Loan constituting accrued and unpaid interest on the Loan; and

Last, the balance, if any, after all of the amounts under First and Second have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

7.04 Nonrecourse Obligation of the Borrower. Notwithstanding anything in this Agreement or any other Loan Document to the contrary and except as otherwise provided in this Section 7.04, the liability of the Borrower under the Loan Documents is limited to the Pledged Interest (as defined in the Pledge Agreement), provided that the Lender shall have full recourse against the Borrower and the Borrower shall be liable for the full payment of (a) the amount of any income, proceeds or profits of the Pledged Interest and any funds constituting a part of the

Pledged Interest that are, at the time of receipt, required for the payment of amounts that are then due and payable under the Loan Documents and that are not so used, (b) the amount of any loss suffered by the Lender as a result of misrepresentations or fraud by or on behalf of the Borrower in connection with this Agreement or the other Loan Documents, (c) the amount of any loss suffered by the Lender as a result of any transfer of the Pledged Interest or as a result of any attempt by or on behalf of the Borrower to hinder, delay or defeat the Lender’s realization on the Pledge Agreement following an event of default thereunder (including without limitation the filing of any bankruptcy or insolvency proceeding or action to enjoin foreclosure), (d) interest on the amounts described in the foregoing clauses (a) through (c) at the Interest Rate and (e) attorneys’ fees and other costs incurred by the Lender in collecting any of the amounts described in the foregoing clauses (a) through (d).

ARTICLE VIII.

GUARANTEE

8.01 The Guarantee. The Guarantor hereby guarantees, as a primary obligor and not as a surety to the Lender and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loan, in each case remaining unpaid and owing following the exercise of all rights and remedies of the Lender against the Borrower under this Agreement and the Pledge Agreement, including completion of realization or foreclosure proceedings against the Pledged Interest (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby agrees that if the Borrower shall fail to pay in full when due any of the Guaranteed Obligations, the Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due in accordance with the terms of such extension or renewal.

8.02 Obligations Unconditional. The obligations of the Guarantor under Section 8.01, to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Note or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

i.	at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

ii.	except as provided in Section 8.01 or Section 8.06, any of the acts mentioned in any of the provisions of this Agreement, the Note or the Pledge Agreement, or any other agreement or instrument referred to herein or therein shall be done or omitted;

iii.	the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

iv.	any Lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever. The Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors and assigns.

8.03 Reinstatement. The obligations of the Guarantor under this Article VIII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

8.04 Subrogation; Subordination. The Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 8.01, whether by subrogation or otherwise, against the Borrower or any security for any of the Guaranteed Obligations

8.05 Representations and Warranties. The Guarantor represents and warrants to the Lender that:

(a) The Guarantor:

(i) is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware; and

(ii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

(b) The Guarantor has full power and authority, to conduct its business as now conducted and as proposed to be conducted by it, to perform its obligations under this Article VIII and to take all actions necessary to complete the transactions contemplated by this Article VIII. The Guarantor has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement, and to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by limitation upon the availability of equitable remedies.

(d) The execution, delivery, and performance of this Agreement will not violate any Law applicable to, or any contractual obligation of, the Guarantor. The execution, delivery, and performance of this Agreement by the Guarantor will not result in, or require the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any applicable Laws or contractual obligation. No approvals or consents of any trustee or any holder of any Indebtedness of the Guarantor are required in connection with the Guarantor’s execution, delivery, and performance of this Agreement, except such approvals or consents as have been duly obtained and are in full force and effect.

(e) No consents or approvals are required to be obtained by the Guarantor from any Governmental Authority or other Person in connection with the performance of the execution, delivery and performance of this Article VIII or the taking of any action by the Guarantor contemplated hereby or thereby.

8.06 Remedies. Notwithstanding anything in this Article VIII or any other provision of the Loan Documents to the contrary, (i) the Lender shall not be entitled to exercise any remedies hereunder unless and until the Lender has fully exhausted all remedies available against the Borrower and the Pledged Interest, including foreclosing its interest in or otherwise realizing upon the Pledged Interest and (ii) in the event the Lender obtains a judgment against the Guarantor to enforce the payment obligations of the Guarantor hereunder, the Lender agrees that it shall only be entitled to satisfy such judgment against the partnership interests in Plum Creek Timberlands, L.P. owned by the Guarantor at such time and the Lender shall not be entitled to enforce such judgment against any other assets of the Guarantor now owned or hereafter acquired.

8.07 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Article VIII constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

8.08 Continuing Guarantee. The guarantee in this Article VIII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

8.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any Law, including applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 8.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 8.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lender or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IX.

MISCELLANEOUS

9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Lender, the Borrower and the Guarantor and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier at the address set forth on Schedule 9.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(b) Change of Address, Etc. Each of the Borrower, the Guarantor and the Lender may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

9.03 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Notwithstanding the foregoing, neither party may assign its rights and obligations under this Agreement other than with the written consent of the other party, except following an Event of Default (as defined herein) as provided in Section 9.7(b)(i) of the limited liability company agreement of the Lender.

9.05 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its affiliates and to its and its affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) with the consent of the Borrower and the Guarantor or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its respective affiliates on a nonconfidential basis from a source other than the Borrower or the Guarantor.

Notwithstanding any other provision of this Agreement, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), each party (and any employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and the Pledge Agreement. For purposes of the preceding sentence, tax treatment and tax structure shall not include (i) the name of, or any other identifying information regarding, the Borrower, the Lender, the Guarantor, the Preferred Partnership Interests, or any investment or transaction entered into by the Borrower, and any information regarding the specific economic terms of the transactions contemplated by this Agreement and the Pledge Agreement, (ii) any performance information relating to the Preferred Partnership Interests or the Borrower, or (iii) any performance or other information relating to the Lender or the Guarantor. In addition, either party may make such filings or disclosures as are required by state or federal securities laws.

For purposes of this Section, “Information” means all information received from the Borrower or the Guarantor relating to the Borrower or the Guarantor, other than any such information that is available to the Lender on a nonconfidential basis prior to such disclosure. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.08 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER AND GUARANTOR EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR THE GUARANTOR OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE BORROWER AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR

HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

9.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

PLUM CREEK VENTURES I, LLC,
a Delaware limited liability company

By: PLUM CREEK TIMBER COMPANY, INC.,
Its sole member

By:	/s/ Joan K. Fitzmaurice
Name:	Joan K. Fitzmaurice
Title:	Vice President, Corporate Communications,
Audit and Information Technology

LENDER:

Southern Diversified Timber, LLC, a Delaware limited liability company

By: TCG / Southern Diversified Manager, LLC
a Delaware limited liability company, its Manager

By: The Campbell Group, LLC
a Delaware limited liability company, its Managing Member

By:	/s/ John Gilleland
Name:	John Gilleland
Title:	President

GUARANTOR
(as to Article VIII only):

PLUM CREEK TIMBER COMPANY, INC., a Delaware corporation

By:	/s/ Joan K. Fitzmaurice
Name:	Joan K. Fitzmaurice
Title:	Vice President, Corporate Communications,
Audit and Information Technology

SCHEDULE 9.02

LENDER’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER AND GUARANTOR:

Plum Creek Timber Company, Inc.

999 Third Avenue, Suite 4300

Seattle, WA 98104

Attention: Laura Smith, Vice President and Treasurer

Telephone: (206) 467-3636

Facsimile: (206) 467-3795

Electronic Mail: laura.smith@plumcreek.com

Website Address: www.plumcreek.com

Taxpayer Identification Number: 91-1920356

LENDER

Southern Diversified Timber, LLC

c/o TCG / Southern Diversified Manager, LLC

One S.W. Columbia, Suite 1700

Portland, OR 97258

Attn: John Gilleland and Stan Renecker

Tel.: 503-275-9675

Fax: 503-275-9667

EXHIBIT A

FORM OF NOTE

Borrower: Plum Creek Ventures I, LLC

Date: [            ], 2008

$783,000,000

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to Southern Diversified Timber, LLC or registered assigns (the “Lender “), the principal amount of $783,000,000 (the “Loan”) in accordance with the terms of that certain Credit Agreement, among the Borrower, the Lender and Plum Creek Timber Company, Inc. dated as of [            ], 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement ;” the terms defined therein being used herein as therein defined).

The Borrower promises to pay interest on the unpaid principal amount of the Loan from the date hereof until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Lender in immediately available funds by wire transfer to the account directed by the Lender. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is the Note referred to in the Agreement and is entitled to the benefits thereof. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THE LIABILITY OF THE BORROWER UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS IS NONRECOURSE TO THE BORROWER AND IS LIMITED TO THE BORROWER’S INTEREST IN THE PLEDGED INTEREST (AS DEFINED IN THE PLEDGE AGREEMENT), EXCEPT AS OTHERWISE PROVIDED IN SECTION 7.04 OF THE AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

PLUM CREEK VENTURES I, LLC,
a Delaware limited liability company

By: PLUM CREEK TIMBER COMPANY, INC.,
Its sole member

By:
Name:
Title: